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                                                                     Exhibit 2.5
                                                                     -----------
                                                                  Execution Copy
                                                                  --------------

                        ONEX COMMUNICATIONS CORPORATION

                               VOTING AGREEMENT

     This Voting Agreement ("Agreement") is made and entered into in as of
                             ---------
August 16, 2001 between TranSwitch Corporation, a Delaware corporation ("Parent"), and the undersigned stockholder ("Stockholder") of Onex
  ------                                      -----------
Communications Corporation, a Delaware corporation ("Company").
                                                     -------

                                    RECITALS

     A. Concurrently with the execution of this Agreement, Parent, Company, Opal Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and certain stockholders of the Company,
                       ----------
have entered into an Agreement and Plan of Reorganization (the "Reorganization
                                                                --------------
Agreement"), which provides for the merger (the "Merger") of the Company with
---------                                        ------
and into Merger Sub. Pursuant to the Merger, shares of capital stock of the Company will be converted into Common Stock of Parent on the basis described in the Reorganization Agreement.

     B. The Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding Common Stock and/or
-------------
Preferred Stock of the Company as is indicated on the final page of this Agreement (including any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, the "Shares").
                                                     ------

     C. Prior to the execution and delivery of this Agreement by the Stockholder, the Stockholder or his, her or its authorized agent has received a copy of the Reorganization.

     D. Parent desires the Stockholder to agree, and the Stockholder is willing to agree: (i) not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of the Company acquired hereafter and prior to the Expiration Date (as defined in Section 1.1 below), except as otherwise permitted hereby; (ii) to vote the Shares and any other such shares of capital stock of the Company so as to facilitate consummation of the Merger; (iii) upon the written request of Parent, to call a special meeting of the stockholders of the Company for the purpose of voting upon the Merger and the transactions contemplated thereby; and (iv) to waive the relevant notice periods contained in the Company's certificate of incorporation, by-laws and/or other primary charter and organizational documents (collectively, the "Charter Documents") in connection with the calling of any meeting of the stockholders, the taking of any action or the setting of any record date, in each case, with respect to the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1. Agreement to Retain Shares.
        --------------------------

          1.1 Transfer and Encumbrance. Stockholder agrees not to transfer,
              ------------------------
sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares (as defined in
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Section 1.2 below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date; provided, however, that Stockholder shall be permitted to transfer Shares or any New Shares (i) by will or by operation of law, in which case this Agreement shall bind the transferee, (ii) in connection with estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations and (iii) to an "affiliate," as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, in the case of clauses (ii) and (iii), subject to the transferee agreeing in writing to be bound by the terms of this Agreement. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as
 ---------------
the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement and (ii) such date and time as the Reorganization Agreement shall be terminated pursuant to Article XII thereof.

          1.2 Additional Purchases. Stockholder agrees that any shares of
              --------------------
capital stock of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to
                                             ----------
the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2. Agreement to Vote Shares. Until termination of this Agreement in
        ------------------------
accordance with Section 7 hereof, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Stockholder shall vote the Shares and any New Shares: (i) in favor of approval of the terms of the Reorganization Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger; (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger and against any merger, consolidation, sale of all or substantially all assets, reorganization or recapitalization, with any party other than with Parent and its affiliates and against any liquidation or winding up of the Company (each of the foregoing is hereinafter referred to as an "Opposing Proposal"); and (iii) to waive the
                                  -------- --------
relevant notice periods contained in the Charter Documents in connection with the calling of any meeting of the stockholders, the taking of any action or the setting of any record date, in each case, with respect to the Merger. Upon the written request of Parent, Stockholder agrees to call a meeting of the stockholders of the Company for the purpose of voting upon the Merger and the transactions contemplated thereby. Until termination of this Agreement in accordance with Section 7 hereof, Stockholder agrees not to take any actions contrary to or that conflict with Stockholder's obligations under this Agreement and will not grant any proxies or powers of attorney, deposit any of the Shares or any New Shares into a voting trust or enter into a voting agreement, understanding or arrangement with respect to any of the Shares or any New Shares. The Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that the Stockholder may have.

     3. Irrevocable Proxy. Concurrently with the execution of this Agreement,
        -----------------
Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable (until termination of this
---------       -----
Agreement in accordance with Section 7 hereof), with the total number of shares of capital stock of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Stockholder and subject to the Proxy set forth therein.

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     4. Representations, Warranties and Covenants of the Stockholder.
        ------------------------------------------------------------
Stockholder hereby represents, warrants and covenants to Parent as follows:

          4.1 Ownership of Shares. Stockholder (i) is the beneficial owner of
              -------------------
the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances, other than any such liens, claims, options, charges or other encumbrances created by this Agreement; (ii) does not beneficially own any shares of capital stock of the Company other than the Shares; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

          4.2 No Proxy Solicitations. Stockholder, in his or her capacity as a
              ----------------------
Stockholder of the Company, will not and will not permit any entity under Stockholder's control to: (i) solicit proxies with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Reorganization Agreement; (ii) initiate a stockholders' vote or action by consent of the Company stockholders with respect to an Opposing Proposal; or
(iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal.

     5. Additional Documents. Stockholder hereby covenants and agrees to execute
        --------------------
and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent or Stockholder, as the case may be, to carry out the intent of this Agreement.

     6. Termination. This Agreement and the Proxy delivered in connection
        -----------
herewith shall be valid until the Expiration Date and shall terminate and shall have no further force or effect as of the Expiration Date.

     7. Miscellaneous.
        -------------

          7.1 Severability. If any term, provision, covenant or restriction of
              ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          7.2 Binding Effect and Assignment. This Agreement and all of the
              -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          7.3 Amendments and Modification. This Agreement may not be modified,
              ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          7.4 Specific Performance; Injunctive Relief. The parties hereto
              ---------------------------------------
acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is

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agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

          7.5 Notices. All notices, requests, claims, demands and other
              -------
communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

     If to Parent:                   TranSwitch Corporation
                                     Three Enterprise Drive
                                     Shelton, CT  06484
                                     Attention: Peter J. Tallian
                                     Fax: (203) 925-4579

     With a copy to:                 Testa, Hurwitz & Thibeault, LLP
                                     125 High Street
                                     Boston, MA  02110
                                     Attention: Timothy C. Maguire, Esq.
                                     Fax: (617) 248-7100

     If to the Stockholder:          To the address for notice set forth on the
                                     last page hereof.

     with a copy to:                 Bingham Dana LLP
                                     150 Federal Street
                                     Boston, MA 02110
                                     Attention: Stephen H. Faberman, Esq.
                                     Fax: (617) 951-8736

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          7.6 Governing Law. This Agreement shall be governed by, and construed
              -------------
and enforced in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws provision thereof.

          7.7 Consent of Spouse. Stockholder agrees that if Stockholder is
              -----------------
married, should marry or remarry subsequent to the date of this Agreement, Stockholder shall within thirty (30) days obtain Stockholder's spouse's acknowledgement of the existence and binding effect of all of the restrictions contained in this Agreement in the form attached hereto as Exhibit B. Such
                                                           ---------
consent shall not be deemed to confer or convey to the spouse any rights in the Shares or any New Shares that do not otherwise exist by operation of law.

          7.8 Entire Agreement. This Agreement contains the entire understanding
              ----------------
of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

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          7.9  Counterparts. This Agreement may be executed in several
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          7.10 Effect of Headings. The section headings herein are for
               ------------------
convenience only and shall not affect the construction of interpretation of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                    TRANSWITCH CORPORATION


                    By:    ______________________________________________

                    Name:  ______________________________________________

                    Title: ______________________________________________


                    STOCKHOLDER:

                    _____________________________________________________


                    Print  ______________________________________________
                    Name:  ______________________________________________

                    Name of Signatory (if different from name of Stockholder):

                    Title of Signatory
                    (if applicable):


                    Stockholder's Address for Notice:

                    _____________________________________________________

                    _____________________________________________________

                    _____________________________________________________

                    Shares beneficially owned:

                    ________ shares of Common Stock

                    ________ shares of Series A Convertible Preferred Stock

                    ________ shares of Series B Convertible Preferred Stock

                    ________ shares of Series C Convertible Preferred Stock

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                                   EXHIBIT A
                                   ---------

                               IRREVOCABLE PROXY

     The undersigned stockholder of Onex Communications Corporation, a Delaware corporation ("Company"), hereby irrevocably appoints [________________] and
              -------
[________________] of TranSwitch Corporation, a Delaware corporation ("Parent"),
                                                                       ------
and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or
                                   ------
securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement and Plan of Reorganization dated as of [August 6], 2001 (the "Reorganization Agreement"), among Parent, Opal
                       ------------------------
Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), Company, and certain stockholders of Company shall be
         ----------
terminated in accordance with its terms or the Merger (as defined in the Reorganization Agreement) is effective, whichever first occurs. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

     This proxy is irrevocable, is granted pursuant to the Voting Agreement dated as of [August 6], 2001 between Parent and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Parent entering into the
 ----------------
Reorganization Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Reorganization Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares, to call a special meeting of stockholders for the purpose of voting on the matters described herein, and to waive the relevant notice periods contained in the certificate of incorporation, by-laws and/or other primary charter and organizational documents (the "Charter Documents") of the Company in connection with the calling of any meeting of the stockholders, the taking of any action or the setting of any record date, in each case with respect to the matters described herein) of the undersigned at every annual, special or adjourned meeting of Company stockholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Reorganization Agreement and any matter that could reasonably be expected to facilitate the Merger, and against any proposal made in opposition to or competition with the consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization of the Company with any party other than Parent and its affiliates and against any liquidation or winding up of the Company.

     The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Reorganization Agreement at every annual, special or adjourned meeting of the stockholders of Company and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Reorganization Agreement and any matter that could reasonably be expected to facilitate the Merger, and against any merger, consolidation, sale of assets, reorganization or recapitalization of Company with any party other
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than Parent and its affiliates, and against any liquidation or winding up of the
Company, and may not exercise this proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This proxy is irrevocable and shall be valid and remain in effect until the termination of the Reorganization Agreement.

Dated: [August __], 2001


Signature of Stockholder:  _________________________________


Print Name of Stockholder: _________________________________

Shares beneficially owned:

__________ shares of Common Stock

__________ shares of Series A Convertible Preferred Stock

__________ shares of Series B Convertible Preferred Stock

__________ shares of Series C Convertible Preferred Stock
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                                   EXHIBIT B
                                   ---------

                               CONSENT OF SPOUSE
                               -----------------

          The undersigned, being the spouse of _______________________, does hereby acknowledge reading and being familiar with the provisions of the foregoing Voting Agreement and hereby agrees thereto and joins therein to the extent, if any, that such agreement and joinder may be necessary: and hereby further agrees that "Stockholder" as defined in the Voting Agreement may join in any further amendment or modification of the Voting Agreement without any further signature, acknowledgment or agreement by the undersigned.

          Date: _________           __________________________________

                                    Name: ____________________________